EXHIBIT 10.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

Institutional Analyst Warrant

COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that, for value received, Institutional Analyst, Inc., a Florida corporation, or its assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from Premier Biomedical, Inc., a Nevada corporation (the “Company”) up to Five Hundred Thousand (500,000) fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) at the initial price of Twenty Cents ($0.20) per share but subject to adjustment as provided in Section 3 below (the “Exercise Price”), upon payment by cash, cashier’s check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the Company’s offices, or Cashless Exercise pursuant to Section 2.

This Warrant is being issued to Holder in connection with a service agreement dated March 20, 2015.

1. Exercisability. This Warrant may, subject to the vesting schedule set forth in Section 6, be exercised in whole or in part at any time, or from time to time, between March 20, 2015 (the “Trigger Date”) and March 20, 2020. The Holder may exercise this Warrant by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by cash, check or wire transfer of the Exercise Price.

1

2. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

The Holder may satisfy its obligation to pay the Exercise Price through a cashless exercise (the “Cashless Exercise”) in which the Company shall issue to the Holder that number of shares of Common Stock determined as follows:

X = Y [A-B/A].

X = the number of shares of Common Stock.

Y = the number of Warrants being exercised (prior to the Cashless Exercise).

A = the average of the daily closing price on the primary trading market on which the Company's Common Stock is then listed or quoted for the five (5) trading days immediately prior to but not including the Exercise Date. If the Common Stock is not so listed or quoted and daily closing prices are not reported, the fair market value shall be the price per share as determined in good faith by the Company's Board of Directors.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act of 1933, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the shares of Common Stock shall be deemed to have commenced, on the date the Original Warrant was issued to the Holder (provided the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

2

3. Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date it had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

4. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

5. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

6. Vesting. The Warrant Securities shall vest according to the schedule below if, and only if, the closing bid price for the Company’s Common Stock, as quoted by OTC Markets Group, Inc., reaches the corresponding benchmark for a period of three (3) consecutive trading days:

Number of Warrant Shares to Vest	Bid Price Benchmark
125,000	$0.20 / share
125,000	$0.30 / share
125,000	$0.40 / share
125,000	$0.50 / share

3

7. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

9. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

10. Transferability. This Warrant may be transferred or assigned by the Holder upon ten (10) business days advance notice to the Company.

11. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

12. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

13. Consent to Jurisdiction. The Company consents to the jurisdiction of the Supreme Court in and for the 10th Judicial District, Suffolk County, New York at Central Islip and the United States District court for the Southern District of New York at Manhattan in any action or proceeding arising out of or in connection with this Warrant.

4

14. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

15. Attorneys’ Fees. In the event a dispute should arise with respect to this Warrant, the prevailing party to any ensuing litigation shall be entitled to an award of its reasonable attorneys’ fees and costs incurred, including those fees and costs incurred on appeal.

16. Governing Law. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President on the date set forth below.

Premier Biomedical, Inc.,
a Nevada corporation

Dated: March 20, 2015		/s/ William A. Hartman
	By:	William A. Hartman
	Its:	President

5

[FORM OF ELECTION TO PURCHASE]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of Premier Biomedical, Inc., and herewith makes payment of $__________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to ___________________, whose address is ______________________________.

Dated: ____________________, 20___

By:

Its:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Holder)

6